SCHEDULE 14C
	      INFORMATION REQUIRED IN INFORMATION STATEMENT

	 Information Statement Pursuant to Section 14(c) of the
		     Securities Exchange Act of 1934

Check the appropriate box:

[x] Preliminary Information Statement    [ ] Confidential, for use of the
					     Commission only
[ ] Definitive Information Statement


			 Rascals International, Inc.
	       ----------------------------------------------
	      (Name of Registrant as Specified In Its Charter)

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		       RASCALS INTERNATIONAL, INC.
		    414 Eagle Rock Avenue, Suite 308
		     West Orange, New Jersey 07052


			 INFORMATION STATEMENT



To the Holders of Common Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the common stock of Rascals International, Inc., have given their written consent to a resolution adopted by the Board of Directors of Rascals to amend the certificate of incorporation of Rascals so as to increase the authorized capital stock to 105,000,000 shares, consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. We anticipate that this Information Statement will be mailed to shareholders of record on February ___, 2003. On or after March ___, 2003, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Rascals will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to Rascals' certificate of incorporation.



		    WE ARE NOT ASKING YOU FOR A PROXY.
		YOU ARE REQUESTED NOT TO SEND US A PROXY.



February ___, 2003      EDUARDO RODRIGUEZ, President




	      VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    We determined the shareholders of record for purposes of this shareholder action at the close of business on January 31, 2003 (the "Record Date"). On the Record Date, 50,000,000 shares of common stock, par value $0.001, were authorized. Each share of common stock is entitled to one vote. On the Record Date, there were 49,000,000 shares of common stock issued, outstanding and entitled to vote.

     Rascals has issued only one class of equity securities: its common stock. The following table sets forth information regarding the common stock beneficially owned (i) by any person who, to our knowledge, owned beneficially more than 5% of the common stock as of January 31, 2003 (ii) by all members of Rascals' Board of Directors, and (iii) by the directors and officers of Rascals as a group. None of the persons identified below owns any securities issued by Rascals other than the common stock listed below.

				Amount and
				Nature of
Name and Address                Beneficial              Percentage
of Beneficial Owner(1)          Ownership(2)            of Class
----------------------------------------------------------------------
Eduardo Rodriguez               18,827,371(3)             38.4%

Michael Margolies               16,606,538(4)             33.9%

Gary Marks                         375,000                 0.8%

All Officers and Directors
As a Group (3 persons)          22,202,371(3)(4)          45.3%
____________________________________

(1) The address of each shareholder is c/o Rascals International, Inc., 414 Eagle Rock Avenue, West Orange, NJ 07052
(2) All shares are owned of record unless otherwise indicated.
(3) The shares beneficially owned by Mr. Rodriguez include:
    - 6,803,269 shares owned of record by Rodmar Holdings, LLC and 6,803,269 shares owned of record by Marod Holdings, LLC. Mr. Rodriguez is one of the two Managers of Rodmar and of Marod. Mr. Rodriguez' wife owns a 50% interest in Rodmar and a 50% interest in Marod in trust for their minor children;

    - 5,220,833 shares pledged to Hudson United Bank to secure the mortgage loan on Rascal's Ocean, New Jersey premises; and

    -   50,000 shares held by minor children of Mr. Rodriguez.

(4)     The shares beneficially owned by Mr. Margolies include:

    - 2,000,000 shares owned of record by The Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies' spouse, and the beneficiaries of the Trust are Mr. Margolies' spouse and children; and

    - 6,803,269 shares owned of record by Rodmar Holdings, LLC and 6,803,269 shares owned of record by Marod Holdings, LLC. Mr. Margolies is one of the two Managers of Rodmar and of Marod. The Margolies Family Trust owns a 50% interest in Rodmar and a 50% interest in Marod.


		AMENDMENT OF THE CERTIFICATE OF INCORPORATION
		  TO INCREASE THE AUTHORIZED CAPITAL STOCK

     On January 27, 2003, Rascals' Board of Directors approved an amendment to Rascals' Certificate of Incorporation. The holders of a majority of the outstanding common stock then gave their written consent to the amendment. The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

     The effect of the amendment is to (a) increase the number of authorized shares of common stock, $.001 par value, from 50,000,000 to 100,000,000, and
(b) to authorize a class of 5,000,000 shares of preferred stock, $.01 par value. The amendment authorizes the Board of Directors to issue the preferred stock in one or more series, and to determine for each series the voting powers, designations, preferences, rights, qualifications, limitations and restrictions. The Board of Directors will, therefore, have the authority to fix, inter alia, dividend rates, conversion prices, redemption timing and prices, and similar rights and restrictions that may define a series of preferred stock. Delaware General Corporation Law requires that, prior to the issuance of the preferred stock in any series, Rascals must file with the Delaware Secretary of State a certificate setting forth a description of the series.

     The Board of Directors and the majority shareholders have approved the authorization of the preferred stock and the additional common stock in order to provide Rascals with flexibility in pursuing its long-term business objectives. Rascals has no present plans to issue either the additional common stock or the preferred stock. However, Management continues to pursue opportunities to obtain the capital Rascals needs in order to fully implement its business plan. A reserve of both common and preferred shares available for issuance from time-to-time will enable Rascals to entertain a broad variety of financing proposals. In addition, the shares may be utilized in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes.

     The proposal to amend the Certificate of Incorporation to authorize the class of preferred stock and an increase in the authorized common stock is not being offered for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Rascals. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock and/or preferred stock, and to fix by resolution, without shareholder approval, the designations, rights, preferences and limitations of the shares of preferred stock, has potential utility as a device to discourage or impede a takeover of Rascals. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Rascals unattractive to the party seeking control of Rascals. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.


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